SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 26, 2004

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road, Suite 1200 Atlanta Georgia 30328
(Address of Principal Executive Offices)

(770) 829-3700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed, on August 19, 2003 a putative class action suit, Gary Harmon and Sheri Harmon v. Trinity Homes LLC and Beazer Homes Investment Corp. was filed in Hamilton County Superior Court in the State of Indiana against Trinity Homes LLC and Beazer Homes Investment Corp., Trinity’s parent.  The plaintiffs asserted that homes built by Trinity with a brick veneer lacked a one inch air gap, resulting in water intrusion. No monetary amount was stated in the claim.

The parties in the putative class action engaged in a series of mediation conferences which resulted in an agreement for a proposed settlement of the case. The parties submitted settlement documents to the court, which the Court preliminarily approved on August 6, 2004.  A Fairness Hearing was held on October 18, 2004 and the Court approved the settlement agreement on October 20, 2004.

The settlement class is defined as the current owners of all Trinity homes that have brick veneer, where the closing of Trinity’s initial sale of the home took place between June 1, 1998 and October 31, 2002.  However, the class definition specifically excludes (a) any houses built by Homes by John McKenzie; (b) any houses owned by Trinity as of August 6, 2004, or which as of August 6, 2004 were the subject of an executed agreement for Trinity to purchase the homes and (c) any houses for which a homeowner has executed or agreed to a release in favor of Trinity as part of a separate agreement.

The settlement agreement establishes an agreed protocol and process for assessment and remediation of any water intrusion issues at the homes which includes, among other things, that the homes will be repaired at Trinity’s expense. A licensed engineering firm working on behalf of the homeowners will be allowed to review the plan for the remediation of each home as well as the performance of the repair work.  The settlement establishes a time frame within which the work must be completed and provides a Dispute Resolution Panel to resolve disputes between a homeowner and Trinity concerning both the plan to remediate the home and the performance of the work.

Under the settlement, each homeowner releases Trinity, Beazer Homes Investment Corp. and other affiliated companies from the claims asserted in the class action lawsuit, claims arising out of external water intrusion, and claims of improper brick installation, including property damage claims, loss or diminution of property value claims, and most personal injury claims, among others.

There is a 30 day timeframe commencing October 20, 2004 to appeal the Court’s Order approving the settlement.  Assuming no appeals are made, the Company will then send out the Claims Notices and the Class Members will have 60 days to file Claims.

The Company does not expect the approval of the settlement agreement to impact its previously-issued earnings per share outlook for fiscal 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: October 26, 2004	By:	/s/ James O’Leary
James O’Leary
Executive Vice President and Chief Financial Officer